UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2026

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39389	99-1946435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas, USA	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (216) 464-6400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GAME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 On July 1, 2026, the Board of Directors of the Company (the “Board”), including the Compensation Committee, approved a discretionary equity award to the Company’s Chief Operating Officer, to be granted on July 10, 2026. The award consists of 50,000 restricted stock units (“RSUs”), with each RSU representing the right to receive one share of the Company’s common stock, subject to the terms and conditions of the Company’s 2024 Stock Incentive Plan, as amended and the applicable RSU Grant agreement (“Award Agreement”).

The RSUs were granted as a discretionary bonus and are separate from, and in addition to, any bonus or other compensation payable to the Chief Operating Officer pursuant to her previously disclosed employment agreement. All 50,000 RSUs vested in full on the grant date, July 10, 2026, and, subject to the terms of the Award Agreement, were settled through the issuance of 50,000 shares of the Company’s common stock on July 10, 2026.

The foregoing description of the RSU grant is qualified in its entirety by reference to the Award Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 10, 2025, and December 3, 2025, the Board, including the Compensation Committee, approved grants to Justin Kenna, the Company’s Chief Executive Officer, and Michael Munoz, the Company’s Chief Financial Officer, of an option to purchase 1,045,712 shares and an option to purchase 301,249 shares of the Company’s common stock, respectively (the “Option Awards”), to be granted on July 10, 2026, pursuant to the Company’s 2024 Stock Incentive Plan. As previously disclosed in Forms 4 filed by Mr. Kenna and Mr. Munoz on July 15, 2025, and Forms 4/A subsequently filed by Mr. Kenna and Mr. Munoz on November 14, 2025, the Company previously reported the grant of option awards covering the same number of shares underlying the Option Awards; however, such previously reported awards were not validly issued. Accordingly, the Option Awards granted on July 10, 2026, constitute new grants and do not represent the reinstatement or reissuance of the previously reported awards.

The Option Awards vest as follows, subject to each of Mr. Kenna’s and Mr. Munoz’s continued service through the applicable vesting date: (i) 62.5% of the shares subject to the applicable Option Award vest on July 10, 2026, and (ii) 37.5% of the shares subject to the applicable Option Award vest on the first anniversary of July 10, 2026.

The foregoing description of the Option Awards is qualified in its entirety by reference to the Option Agreements, copies of which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Restricted Share Unit Grant, dated July 10, 2026, between the Company and Amaree Vichairattanawong.
10.2	Option Agreement, dated July 10, 2026, between the Company and Justin Kenna.
10.3	Option Agreement, dated July 10, 2026, between the Company and Michael Munoz.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESQUARE HOLDINGS, INC.
(Registrant)

Date: July 15, 2026	By:	/s/ Justin Kenna
	Name:	Justin Kenna
	Title:	Chief Executive Officer, President, and Chairman